UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Under Rule14a-12
MVP REIT, Inc.
(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	No fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

On September 23, 2016, MVP REIT, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

Contact:
Julie Leber
Spotlight Marketing Communications
949.427.5172, ext. 703
julie@spotlightmarcom.com

MVP REIT Adjourns 2016 Annual Meeting of Stockholders

SAN DIEGO, CALIF. (September 23, 2016) – MVP REIT, Inc. ("MVP REIT") announced today that a quorum was not present, in person or by proxy, at the 2016 Annual Meeting of Stockholders of MVP REIT originally convened on September 23, 2016.  To allow for additional solicitation, the meeting was adjourned until Thursday, November 17, 2016, at 9:00 a.m., local time, at the offices of Venable LLP, 750 E. Pratt Street., Suite 900, Baltimore, MD 21202.
During the period of the adjournment, MVP REIT will continue to solicit proxies from stockholders with respect to the election of directors set forth in MVP REIT's Proxy Statement. Stockholders are urged to follow the instructions on their proxy cards and to authorize a proxy to vote their shares by completing the proxy card and returning it, or to vote their shares by telephone or Internet.  If a stockholder has previously submitted its proxy and does not wish to change its vote, no further action is required by such stockholder.

If you have questions or need assistance, please call Broadridge Financial Solutions, Inc., toll-free at (800) 579-1639.

About MVP REIT, Inc.

MVP REIT, Inc. is a publicly registered, non-traded hybrid real estate investment trust (REIT) designed to invest in a diverse portfolio of income-producing real estate-secured loans and direct investments in real property, across the United States.

Forward-looking statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic, business and real estate market conditions, including the likelihood of a prolonged economic slowdown or recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; and the performance of real estate assets and loans after they are acquired. Although MVP REIT believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, they can give no assurance that the expectations will be attained or that any deviation will not be material. The MVP REIT does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.